UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 27, 2018

Acorda Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	420 Saw Mill River Road, Ardsley, NY	10502
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable

Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry Into a Material Definitive Agreement.

On February 27, 2018, Acorda Therapeutics, Inc. (the “Company”) and Scopia Capital Management LP (“Scopia”) entered into a Cooperation Agreement (the “Cooperation Agreement”), pursuant to which the Company has agreed that, subject to the conditions described below, the board of directors of the Company (the “Board”) will appoint two directors designated by Scopia (the “Scopia Directors”) and that such appointments will be effective the later of (x) one week following the Company’s 2018 annual meeting if designated by Scopia prior to such time and (y) following the Company’s 2018 annual meeting but prior to January 1, 2019, effective five business days following designation by Scopia (the “Board Effective Time”), in each case, so long as a Resignation Trigger (as defined below) has not occurred.

Each Scopia Director must (i) be reasonably acceptable to the Nominations & Governance Committee of the Board (the “Nominations Committee”), (ii) meet the Company’s governance policies and guidelines with respect to service on the Board and not have a material conflict of interest with the Company, each as reasonably determined by the Nominations Committee and (iii) qualify as “independent” pursuant to applicable stock exchange listing standards. Any member of senior management of Scopia will be deemed to be reasonably acceptable to the Nominations Committee and to meet all of the foregoing criteria for appointment.

Prior to appointment as a director, each Scopia Director that is a member of Scopia senior management (a “Scopia Management Director”) and each Scopia Director that is not a member of Scopia senior management (a “Scopia Non-Management Director”) will provide the Company an irrevocable resignation letter effective upon the occurrence of Scopia and its affiliates, collectively, ceasing to beneficially own an aggregate “net long position” of at least ten percent (10%) of the shares of the common stock of the Company (the “Common Stock”) then outstanding (other than as a result of any action by the Company that has a dilutive effect, including stock issuances) and, in the case of any Scopia Non-Management Director, a Resignation Trigger (such resignation letters, the “Irrevocable Resignation Letters”).

In addition, the Cooperation Agreement provides that Scopia must cause any Scopia Management Director, and use reasonable best efforts to cause any Scopia Non-Management Director, to resign from the Board  upon the occurrence of certain “Resignation Triggers”: (i) submission by Scopia to the Company of a notice of nomination for election to the Board in respect of directors not nominated by the Board during the Standstill Period (as defined below); (ii)  Scopia’s filing of a Proxy Statement on Schedule 14A with the Securities and Exchange Commission (“SEC”) in order to solicit proxies with respect to securities of the Company in opposition to any director nominated by the Board during the Standstill Period; (iii) prior to January 1, 2019, Scopia’s not voting in favor of the election of each director nominated by the Board or not voting against any shareholder nominations for the election of directors not approved or recommended by the Board; (iv) Scopia (A) making or submitting a public proposal with respect to the Company during the Standstill Period or (B) subject to certain conditions, forming, joining or being a member of a group that makes or submits a public proposal with respect to the Company during the Standstill Period; and (v) a final judicial decision of a material breach of the Cooperation Agreement by Scopia.

The Company also agreed that the Board shall take all necessary actions to:  (i) not increase the size of the Board if doing so would result in the Board having a number of members in excess of nine directors prior to the appointment of the Scopia Directors to the Board and 11 directors following the appointment of the Scopia Directors to the Board without Scopia’s prior written consent; (ii) not change or seek to change the classes on which the Board members serve without Scopia’s prior written consent or as necessary in connection with the nomination of directors at the Company’s 2019 annual meeting (provided that the Board will not move a Scopia Director from the class to which such Scopia director was appointed or reduce the number of Class II directors below four directors without Scopia’s prior written consent); (iii) hold the Company’s 2018 annual meeting no later than June 30, 2018; (iv) hold the Company’s 2019 annual meeting no later than June 30, 2019; and (v) nominate four individuals for election as Class II directors at the Company’s 2019 annual meeting.

In the Cooperation Agreement, in addition to certain confidentiality and non-disparagement provisions, Scopia has agreed to various customary standstill provisions for the duration of the Standstill Period, which provide, among other things, that Scopia and its affiliates will not (i) solicit proxies or consents for the election of individuals to the Board or to approve stockholder proposals in opposition to the recommendation or proposal of the Board; (ii) form any Section 13(d) group other than with Scopia’s affiliates or persons or entities previously disclosed in Scopia’s Schedule 13D filing; (iii) subject to certain exceptions for open market and underwritten transactions, sell Common Stock to a third party that would result in such third party and its affiliates and associates owning 4.9% or more of the outstanding shares of Common Stock, (iv) effect or seek to effect any extraordinary corporate transaction involving the Company; (v) seek representation on, or nominate any candidate to the Board except pursuant to the Cooperation Agreement; and (vi) seek the removal of any Board member.

Pursuant to the Cooperation Agreement, the “Standstill Period” is defined to mean the period commencing on February 27, 2018 and ending on the earlier of (i) January 1, 2019 and (ii) the date that is 15 business days prior to the deadline for the submission of stockholder nominations of directors pursuant to the bylaws of the Company for the Company’s 2019 annual meeting of stockholders. Notwithstanding anything to the contrary in the Cooperation Agreement, the Standstill Period will terminate at such time following the Board Effective Time as the Scopia Directors (or their successors) appointed to the Board are no longer serving on the Board and, if applicable, Scopia has notified the Company in writing that it will not seek to fill any such vacancies.

Scopia has also agreed that, until the earlier of (x) January 1, 2019 or (y) following the Board Effective Time, such time as the Scopia Directors (or their successors) appointed to the Board are no longer serving on the Board and, unless a Resignation Trigger has occurred or the Board has accepted the Irrevocable Resignation Letter in respect of both Scopia Directors, Scopia has notified the Company in writing that it will not seek to fill any such vacancies, it and its affiliates will vote their shares (i) in favor of each director nominated by the Board for election at such meetings and vote against any shareholder nominations for the election of directors not approved or recommended by the Board, (ii) in favor of the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm and (iii) in accordance with the Board’s recommendations with respect to the Company’s “say-on-pay” proposal unless ISS and Glass Lewis recommend otherwise with respect to such

“say-on-pay” proposal; provided, however, that Scopia and its affiliates may vote their shares of Common Stock beneficially owned, directly or indirectly, against any action in each case as approved by the Board but voted against by a Scopia Director to the extent put to a vote at a stockholder meeting.

If so requested by each Scopia Director, the Board shall appoint such Scopia Director then serving on the Board to any two committees of the Board of such Scopia Director’s choice, subject in each case to such Scopia Director’s satisfying the qualification requirements set forth in the applicable committee charter, stock exchange and SEC rules regarding committee membership of such committee.

Other than with respect to confidentiality and certain other provisions, the Cooperation Agreement terminates January 1, 2019 provided that if a Scopia Director has been appointed prior to January 1, 2019, the Agreement shall not terminate until the date after the Board Effective Time on which no Scopia Director serves as a director of the Company Board and, unless a Resignation Trigger has occurred or the Board has accepted the Irrevocable Resignation Letters in respect of both Scopia Directors, Scopia has notified the Company in writing that it will not seek to fill any such vacancies.

The foregoing summary of the Cooperation Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Cooperation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.Other Events.

On February 28, 2018, the Company and Scopia issued a press release announcing entry into the Cooperation Agreement.  The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Cooperation Agreement, dated as of February 27, 2018, between the Company and Scopia.

99.1	Press Release, dated February 28, 2018, by the Company and Scopia

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

February 28, 2018	By:	/s/ David Lawrence
Name: David Lawrence
Title: Chief, Business Operations and Principal Accounting Officer